SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 30, 2004
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                        INFORM WORLDWIDE HOLDINGS, INC.
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           (Exact name of registrant as specified in its charter)


        Colorado                       000-29994               84-1425882
(State or other jurisdiction   (Commission File Number)   (IRS Employer
 of incorporation)                                         Identification No.)


         8880 RIO SAN DIEGO DRIVE, 8TH FLOOR, SAN DIEGO, CA    92108
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            (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:  (619) 209-6070
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                      21 Meadow Lake Drive Lyons, CO 80540
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         (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

      On June 30, 2004, Inform Worldwide Holdings, Inc. issued an aggregate of 150,000,000 shares of common stock to Ash Mascarenhas for a purchase price of $100,000.00. Mr. Mascarenhas paid $100,000.00 in personal funds for these shares. The 150,000,000 shares constitute approximately ninety percent (90%) of the issued and outstanding shares of common stock of Inform Worldwide Holdings. Before this issuance, Mr. Larry Arnold was the controlling stockholder of Inform Worldwide Holdings.

      Mr. Mascarenhas acquired the shares from Inform Worldwide Holdings for investment purposes. Mr. Mascarenhas was appointed to the board of directors of Inform Worldwide Holdings and was named its President and Secretary. Anthony Clanton, Donald Plekenpol, and Matthew Molinas resigned as directors of the Company, and Messrs. Clanton and Plekenpol resigned as officers.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

      Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      Not applicable.

ITEM 5.  OTHER EVENTS.

      Not applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

      Not applicable.

      ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of Businesses Acquired.

            Not Applicable

      (b)   Pro Forma Financial Information.

            Not Applicable

      (c)   Exhibits.

            2.1 Stock Purchase Agreement by and among Inform Worldwide Holdings, Inc. and Ash Mascarenhas.

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ITEM 8.  CHANGE IN FISCAL YEAR.

      Not applicable.

ITEM 9.  REGULATION FD DISCLOSURE.

      Not applicable.


                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INFORM WORLDWIDE HOLDINGS, INC.
                                          (Registrant)


Date: July 15, 2004                       By: /s/ Ash Mascarenhas
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                                              Ash Mascarenhas, President

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